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                                                                     Exhibit 3.3




                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CABOT MICROELECTRONICS CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  * * * * * * *

      We, the undersigned, President and Secretary, respectively, of Cabot Microelectronics Corporation, do hereby certify as follows:

      1. The name of the corporation (the "Corporation") is Cabot
Microelectronics Corporation.

      2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 6, 1999.

      3. In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation (a) has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, (b) approved by written consent of the holders of a majority of the outstanding shares of voting stock and a majority of the outstanding shares of each class of capital stock of the Corporation in accordance with Section 228 of the DGCL and (c) duly executed by an officer of the Corporation in accordance with Section 103 of the DGCL and, upon filing with the Secretary of State in accordance with Section 103, shall supersede the original Certificate of Incorporation, as amended and restated, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

      4. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective at ____ _.m, on ____ __, 2000.

      5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

      The name of the corporation (the "Corporation") is Cabot Microelectronics Corporation.

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware


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19801. The name of the Corporation's registered agent at such address is The
Corporation Trust Company.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

            (a) The total number of shares of stock that the Corporation shall have authority to issue is 220,000,000 shares, consisting of 20,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and 200,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock").

            (b) The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in a class or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

      1. The designation of the class or series, which may be by distinguishing number, letter or title.

      2. The number of shares of the class or series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

      3. Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the class or series.

      4.    The dates on which dividends, if any, shall be payable.

      5. The redemption rights and price or prices, if any, for shares of the class or series.

      6. The terms and amount of any sinking fund provided for the purchase or redemption of shares of the class or series.

      7. The amounts payable on, and the preferences, if any, of, shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.



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      8.    Whether the shares of the class or series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

      9. Restrictions on the issuance of shares of the same class or series or of any other class or series.

      10. The voting rights, if any, of the holders of shares of the class or series.

            (c) The Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

            Except as may be provided in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by law, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

            (d) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V

      In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

      1. to adopt, amend or repeal the bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided further that in the case of amendments by stockholders, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws; and

      2. from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any

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Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

      The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of this Article V. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE VI

(a) Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specific circumstances:

      1. Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that effective as of the date on which Cabot Corporation and all corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which Cabot Corporation beneficially owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power of similar voting interests ("Voting Interest"), other than the Corporation and each Subsidiary Entity in which the Corporation beneficially owns, directly and indirectly 50% or more of the outstanding Voting Interest, cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock (the "Trigger Date"), any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.

      2. Unless otherwise prescribed by law and subject to any preferential rights of any outstanding class or series of Preferred Stock, special meetings of the stockholders

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            of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or at the request in writing of a majority of the members of the Board of Directors, the President of the Corporation, and effective as of the Trigger Date, any power of the stockholders of the Corporation to call a special meeting is specifically denied.

            (b) No business other than that stated in the notice shall be transacted at any special meeting of stockholders.

            (c) Advanced notice of the proposal of business by stockholders shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.

            (d) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                                   ARTICLE VII

            (a) Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors.

            (b) The directors, other than those who may be elected by the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2003. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

            (c) A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office.

            (d) Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, any director may be

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removed from office, with or without cause, by the affirmative vote of at least
80% of the voting power of the then outstanding Voting Stock, voting as a single class.

            (e) Except as otherwise provided for in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, or by stockholders if such vacancy was caused by the removal of a director by the action of stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            (f) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.

            (g) Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

            (h) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

                                  ARTICLE VIII

                  CONDUCT OF CERTAIN AFFAIRS OF THE CORPORATION

            (a) For purposes of this Amended and Restated Certificate of Incorporation, "Cabot" shall mean Cabot Corporation, a Delaware corporation, any person or entity with a controlling interest in Cabot Corporation, each a Subsidiary Entity in which Cabot Corporation beneficially owns, directly or indirectly, 50 percent or more of the Voting Interest, but shall not include the Corporation or any Subsidiary Entity in which the Corporation beneficially owns, directly or indirectly, 50 percent or more of the outstanding Voting Interest. Cabot Corporation and each other entity constituting part of Cabot are referred to in this Article VIII as "Cabot Parties". The Corporation and each Subsidiary Entity of the Corporation are referred to in this Article VIII as "Corporation Parties".

            (b) In anticipation that:

      (1) The Corporation will cease to be a wholly owned subsidiary of Cabot but that certain Cabot Parties will remain, for some period of time, stockholders of the Corporation;


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      (2)   The Corporation Parties and the Cabot Parties may engage in the same or similar activities or lines or business and may have an interest in the same of similar areas of corporate opportunities;

      (3) There will be benefits to be derived by the Corporation Parties through continued contractual, corporate and business relations with the Cabot Parties (including, without limitation, the service of directors, officers or employees of Cabot Corporation as directors, officers or employees of Corporation Parties); and

      (4) There will be benefits in providing guidelines for directors, officers and employees of Cabot Parties and of Corporation Parties with respect to the allocation of corporate opportunities and other matters.

The provisions of this Article VIII are set forth to regulate, define and guide the conduct of certain affairs of the Corporation Parties as they may involve Cabot Parties and the Cabot Parties' respective directors, officers, employees and agents, and the powers, rights, duties and liabilities of the Corporation Parties and the Corporation Parties' respective directors, officers, employees and stockholders in connection therewith.

            (c) Except as Cabot may otherwise agree in writing, the Cabot Parties shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Corporation Parties, (ii) do business with any potential or actual customer or supplier of the Corporation Parties or (iii) employ or otherwise engage or solicit for such purpose, any director, officer or employee of the Corporation Parties. Neither any Cabot Party nor any director, officer or employee of any Cabot Party (except as provided in paragraph D of this Article VIII) shall be liable to the Corporation Parties or their stockholders for breach of any fiduciary or other duty that such person or entity may have by reason of any activities set forth in the preceding sentence. In the event that a Cabot Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Cabot and the Corporation Parties, the Cabot Party shall have no duty to communicate or present such corporate opportunity to the Corporation Parties and shall not be liable to the Corporation Parties or their stockholders for breach of any fiduciary or other duty that the Cabot Party may have as a stockholder of the Corporation or otherwise by reason of the fact that the Cabot Party pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation Parties.

            (d) In the event that a director, officer or employee of a Corporation Party who is also a director, officer or employee of a Cabot Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both a Corporation Party and a Cabot Party, such director, officer or employee of the Corporation Party (i) shall have fully satisfied and fulfilled fiduciary or other duties such person may have to the Corporation Parties or their stockholders with respect to such corporate opportunity, (ii) shall not be liable to the Corporation Parties or their stockholders for breach of any fiduciary or other duty by reason of the fact that the Cabot Party pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or entity or does not communicate information


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regarding such corporate opportunity to the Corporation Parties, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation Parties and (iv) shall be deemed not to have breached any duty of loyalty or other duty such person may have to the Corporation Parties or their stockholders and not to have derived an improper benefit therefrom, if such director, officer or employee acts in a manner consistent with the following policy:

      (1) A corporate opportunity offered to any person who is a director but not an officer or employee of a Corporation Party and who is also an officer or employee (whether or not a director) of a Cabot Party shall belong to the Cabot Party, unless such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation Party, in which case such opportunity shall belong to the Corporation Party;

      (2) A corporate opportunity offered to any person who is an officer or employee (whether or not a director) of a Corporation Party and who is also a director but not an officer or employee of a Cabot Party shall belong to the Corporation Party, unless such opportunity is expressly offered to such person solely in his or her capacity as a director of a Cabot Party, in which case such opportunity shall belong to the Cabot Party; and

      (3) A corporate opportunity offered to any person who is (i) either an officer or employee of a Corporation Party and either an officer or employee of a Cabot Party or (ii) a director of both a Corporation Party and a Cabot Party shall belong to the Cabot Party, unless such opportunity is expressly offered to such person solely in his or her capacity as an officer, employee or director of the Corporation Party, in which case such opportunity shall belong to the Corporation Party.

            (e) Any corporate opportunity that belongs to a Cabot Party or to a Corporation Party pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another person or entity, unless and until the Cabot Party or the Corporation Party, as the case may be, determines not to pursue such opportunity. Notwithstanding the preceding sentence, if the party to whom the corporate opportunity belongs does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such opportunity or direct it to another person or entity. In addition, if an opportunity is offered to a Corporation Party or a Cabot Party other than through a person who is an officer, director or employee of both a Corporation Party and a Cabot Party, then nothing herein shall be construed to prevent such Corporation Party or Cabot Party from pursuing such opportunity.

            (f) For purposes of this Article VIII, "corporate opportunities" shall consist of business opportunities which (i) a Cabot Party and a Corporation Party is financially able to undertake, (ii) are, by their nature, in the line or lines of the Cabot Party's and the Corporation Party's business and are of practical and material advantage to it, and (iii) are ones in which a Cabot Party and a Corporation Party has an interest or reasonable expectancy. "Corporate

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opportunities" shall not include, and neither a Cabot Party nor any of its directors, officers or employees shall be liable to the Corporation Parties or their stockholders by reason of, any transaction in which a Corporation Party or a Cabot Party is permitted to participate pursuant to (a) any agreement between one or more Corporation Parties and one or more Cabot Parties in effect as of the time any equity security of the Corporation is first held of record by any person or entity other than Cabot, as such agreement may be amended thereafter with the approval of a majority of Disinterested Directors (as defined), or (b) any subsequent agreement between one or more Corporation Parties and one or more Cabot Parties approved by a majority of Disinterested Directors, it being acknowledged that the rights of the Corporation Parties under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Corporation Parties for any purpose; PROVIDED, HOWEVER, that no presumption or implication as to corporate opportunities relating to any transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.

            "Disinterested Directors" shall mean the directors of the Corporation who are not, (i) officers or employees of either a Corporation Party or a Cabot Party or (ii) directors of a Cabot Party.

            (g) Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provisions of this Article VIII.

            (h) If any contract, agreement, arrangement or transaction between one or more Corporation Parties and one or more Cabot Parties involves a corporate opportunity and is approved in accordance with the DGCL, a Cabot Party and its directors, officers and employees shall also, for the purposes of this
Article VIII and the other provisions of this Certificate of Incorporation, be deemed to (i) have fully satisfied and fulfilled any fiduciary or other duties such person or entity may have to the Corporation Parties and their stockholders with respect to such corporate opportunity, (ii) not be liable to the Corporation Parties or their stockholders for breach of any fiduciary or other duty by reason of the fact that the Cabot Party pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or entity or does not communicate information regarding such corporate opportunity to the Corporation Parties, (iii) have acted in good faith and in a manner such person or entity reasonably believes to be in and not opposed to the best interests of the Corporation Parties and (iv) not to have breached any duty or loyalty or other duty of such person or entity to the Corporation Parties or their stockholders and not to have derived an improper benefit therefrom. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any breach of any fiduciary or other duty, but shall be governed by the other provisions of this Article VIII, this Amended and Restated Certificate of Incorporation, the By-laws, the DGCL an other applicable law.

            (i) For purposes of this Article VIII, a director of the Corporation who is Chairperson or Vice Chairperson of the Board of Directors or a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (regardless of

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whether such position is deemed an office of the Corporation under the By-laws), unless such person is a full-time employee of the Corporation.

            (j) Any conduct by Cabot Parties or any of their respective directors, officers, employees or agents in connection with the affairs of the Corporation Parties that does not follow the guidelines set forth in this
Article VIII shall not by reason thereof void the transaction or make it voidable or be deemed a breach of any fiduciary or other duty to the Corporation Parties but shall be governed by the other provisions of this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

            (k) Notwithstanding anything in this Certificate of Incorporation to the contrary, the foregoing provisions of this Article VIII shall expire on the first day on which Cabot does not own beneficially Common Stock representing at least 20 percent of the combined voting power of the outstanding shares of Common Stock of the Corporation. Neither the alteration, amendment or repeal of this Article VIII nor the adoption of any provision inconsistent with this
Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                   ARTICLE IX

            (a) Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the bylaws of the Corporation, to the fullest extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect.

            (b) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this
Article IX.

            (c) Any amendment or repeal of this Article IX shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                    ARTICLE X

            (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to the Corporation or its

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stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

            (b) Any amendment or repeal of this Article X shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE XI

      Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that any amendment or repeal of Article IX or Article X of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.



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      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be signed by ______________, its President, and _____________, its Secretary, this ___ day of _____, 2000.



                                   CABOT MICROELECTRONICS CORPORATION

                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:

                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:



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